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                                                                     EXHIBIT 5.1



                  [MITCHELL SILBERBERG & KNUPP LLP LETTERHEAD]


                                                                FILE NO. 31563-1

                                 July, 30, 1999


Express Capital Concepts, Inc.
26 West Dry Creek Circle, Suite 600
Littleton, Colorado 80120

          Re:  Express Capital Concepts, Inc. Registration Statement on Form S-4

Gentlemen:

          You have requested our opinion with respect to certain matters in connection with the filing by Express Capital Concepts, Inc. (the "Company") of a Registration Statement on Form S-4 (No. 333-65963) (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 22,966,368 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), in connection with the merger (the "Merger") of GreyStone Technology, Incorporated ("GreyStone") with and into Express Capital Acquisition Corp. ("Acquisition Sub"), a wholly owned subsidiary of the Company, whereupon Acquisition Sub will survive as a wholly owned subsidiary of the Company.

          In connection with this opinion, we have examined the Registration Statement, as amended, and related Prospectus, the Company's Certificate of Incorporation and Bylaws, the Amended and Restated Certificate of Incorporation and the Bylaws proposed to be adopted by the Company prior to the effectiveness of the Merger, as contemplated by the Registration Statement (the "Restated Charter Documents"), and such other documents, corporate records and other instruments as we deemed necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

          On the basis of the foregoing, and in reliance thereon, and assuming the due and effective adoption of the Restated Charter Documents prior to the effectiveness of the Merger, we are of the opinion that the Shares, when issued in the Merger and in accordance with the terms thereof and with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to said Registration Statement and to use of our name therein and in the related Prospectus. This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.




                                               Very truly yours,




                                        /s/ Mitchell Silberberg & Knupp LLP
                                        -------------------------------------
                                            Mitchell Silberberg & Knupp LLP